UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Metro One Telecommunication, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2005

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Metro One Telecommunications, Inc.  The meeting will be held on June 16, 2005, at 3:30 p.m., local time, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon  97007.  The directors of Metro One and I look forward to greeting as many of our shareholders as possible.

Details of the business to be conducted at the meeting are given in the attached notice of annual meeting of shareholders and proxy statement.  Our annual report for the year ended December 31, 2004 is also enclosed.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting.  Please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted.  This will ensure representation of your shares if you are unable to attend.  Instructions on how to vote your shares by telephone or via the Internet can be found on the proxy card.

On behalf of the Board of Directors, I would like to express our continued appreciation for your interest in Metro One’s business affairs.

Sincerely,

Timothy A. Timmins
President and Chief Executive Officer

Metro One Telecommunications, Inc.

11200 Murray Scholls Place

Beaverton, Oregon 97007

Notice of Annual Meeting of Shareholders

To be held June 16, 2005

To the Shareholders of
Metro One Telecommunications, Inc.:

Notice is hereby given that the annual meeting of shareholders of Metro One Telecommunications, Inc. (“Metro One”) will be held on June 16, 2005, at 3:30 p.m., local time, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, for the following purposes:

1.                                       To elect two Class I directors;

2.                                       To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as Metro One’s independent registered public accounting firm for the year ending December 31, 2005;

3.                                       To vote on a shareholder proposal regarding hiring of a proxy advisory firm; and

4.                                       To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The Board of Directors has fixed April 11, 2005 as the record date for the meeting.  Only holders of record of shares of Metro One common stock at the close of business on the record date will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

By Order of the Board of Directors

/s/ Gary E. Henry
Gary E. Henry
Secretary

Beaverton, Oregon
April 29, 2005

Metro One Telecommunications, Inc.

11200 Murray Scholls Place

Beaverton, Oregon 97007

Proxy Statement
For the Annual Meeting of Shareholders
To be Held June 16, 2005

The Board of Directors of Metro One Telecommunications, Inc. is furnishing this proxy statement to Metro One’s shareholders to solicit proxies for use at the annual meeting of shareholders to be held on June 16, 2005, at 3:30 p.m., local time, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, and at any adjournments or postponements of the meeting.  In this proxy statement, “Metro One,” “we,” “us” and “our” refer to Metro One Telecommunications, Inc.

This proxy statement, together with the enclosed proxy, is first being mailed to shareholders on or about May 4, 2005.

Record Date and Quorum

The Board of Directors has fixed April 11, 2005 as the record date for the meeting.  Only holders of record of shares of Metro One common stock at the close of business on the record date will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.  On the record date, there were 24,984,026 shares of common stock outstanding.  The presence, in person or by proxy, of a majority of the total number of outstanding shares of common stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business at the meeting.

Voting and Proxy Instructions

Each shareholder of record at the close of business on the record date is entitled to one vote for each share of common stock registered in the shareholder’s name.  You may vote your shares (1) over the telephone by calling a toll-free number, (2) by using the Internet, or (3) by mailing in your proxy card.  If you would like to vote by telephone or by using the Internet, please refer to the specific instructions on the proxy card.  The deadline for voting by telephone or via the Internet is 11:59 p.m. Eastern Time on Wednesday, June 15, 2005.  If you wish to vote using the proxy card, complete, sign and date your proxy card and return it to us before the meeting.

Whether you choose to vote by telephone, over the Internet, or by mail, you may specify whether your shares should be voted for all, some, or none of the nominees for directors (Proposal I), and whether you approve, disapprove, or abstain from voting on any of the other proposals.  If you do not specify on your proxy card, or when giving your proxy by telephone or over the Internet, how you want to vote your shares, the proxy holders will vote them FOR each of the nominees for director (Proposal I), FOR the ratification of the selection of Deloitte & Touche LLP as Metro One’s independent registered public accounting firm for the year ending December 31, 2005 (Proposal II) and AGAINST the shareholder proposal regarding hiring a proxy advisory firm (Proposal III).

Revocation of Proxies

Your presence at the meeting will not automatically revoke your proxy.  You may, however, revoke your proxy at any time prior to its exercise by (1) submitting a written notice of revocation to Secretary, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, (2) submitting another proxy by telephone, via the Internet, or by mail that is later dated and, if by mail, that is properly signed, or (3) attending the meeting and voting in person.  All valid, unrevoked proxies will be voted at the meeting.

Election of Directors
(Proposal I)

Under our articles of incorporation, our directors are divided into three classes, Class I, Class II and Class III.  Each year, a different class of directors is elected at the annual meeting for a three-year term.

Nominees and Directors

Two directors, of the six directors currently constituting the Board of Directors, are Class I directors and consequently are to be elected at this annual meeting to hold office until the 2008 annual meeting and until their successors are elected and qualified.

It is not anticipated that the nominees will decline or be unable to serve as directors.  If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated to fill the vacancy by the present Board of Directors.

The following table sets forth the names of the current members of the Board of Directors.  The table also includes each director’s age, class, the periods during which each has served as a director and the positions currently held by him.

Name	Age	Director Since	Class	Current Term Expires	Position With Metro One
Roger L. Pringle	64	2003	I	2005	Director

Timothy A. Timmins	48	1994	I	2005	President, Chief Executive Officer and Director

Gary E. Henry	48	2004	II	2006	Executive Vice President, Chief Operating Officer, Secretary and Director

David A. Williams	63	2000	II	2006	Director

William D. Rutherford	66	1995	III	2007	Chairman of the Board

James M. Usdan	55	1997	III	2007	Director

Certain information as to the nominees who are up for election at the meeting follows:

Nominees for Class I Director (Term to Expire in 2008)

Roger L. Pringle is President and founder of The Pringle Company, an executive search and management consulting firm serving various clients in a variety of industries ranging from high technology to health care.  Prior to founding the Pringle Company in 1976, Mr. Pringle served six years as a Principal with Ernst & Young in its management consulting organization, specializing in business planning, organization development, executive compensation and executive search.  He has also served as corporate Human Resources Director for Hyster Company involved with labor relations and human resources management.  Mr. Pringle served or currently serves on the Boards of numerous organizations including West One Bank Oregon, Bank of the Northwest, OraSure Technologies, Inc., North Pacific Group, The ODS Companies and H2F Media, Inc.  He holds a Bachelor of Science degree in Business from Oregon State University and a Masters degree in Business Administration from the University of Oregon.

Timothy A. Timmins has served as President and Chief Executive Officer of Metro One since 1995.  He was Metro One’s Executive Vice President and Chief Financial Officer from 1993 to 1995.  From 1985 to 1993, Mr. Timmins served in various capacities with the Investment Banking Division of Kemper Securities, Inc. and predecessor firms, ultimately as Senior Vice President.  Mr. Timmins is a certified public accountant and holds a Bachelor of Science degree in Business Administration from Portland State University and a Masters degree in Business Administration from the University of Southern California.

Certain information as to directors who are not up for election at the meeting follows:

Continuing Class II Directors (Current Term to Expire in 2006)

Gary E. Henry joined Metro One in 1992 and serves as Executive Vice President, Chief Operating Officer and Corporate Secretary.  From 1992 to 1999, he served Metro One in a variety of operational positions.  From 1985 to 1992, he served as Senior Vice President, Executive Corporate Services Director for Imperial Corporation of America, Inc., a financial institution.  Mr. Henry holds a Bachelor of Arts degree in Public Administration from San Diego State University.

David A. Williams has served as President of his investment company, Roxborough Holdings Limited, Toronto, Ontario, Canada since 1995.  From 1969 to 1994, he also held senior management positions with Beutel Goodman Company, one of Canada’s largest institutional money managers.  He also has extensive board experience, currently serving as Chairman of the Boards of FRI Company and Bennett Environmental, Inc., and as a director of Western Silver Corporation, Atlantis Systems Inc., Calvalley Petroleum Inc., Resin Systems Inc. and Roador Industries Ltd.  He is also a director of the Bishop’s University Foundation.  Mr. Williams holds a Bachelors degree in Business from Bishops University, Lennoxville, Quebec and a Masters degree in Business Administration from Queen’s University, Kingston, Ontario.

Continuing Class III Directors (Current Term to Expire in 2007)

William D. Rutherford was elected Chairman of Metro One’s Board of Directors in 2000.  He is the Principal of Rutherford Investment Management LLC, an investment advisory service.  During 1997, Mr. Rutherford was Chief Executive Officer of Fiberboard Asbestos Compensation Trust.  From 1995 to 1996, Mr. Rutherford was a Principal with Macadam Partners, a Portland-based investment firm.  He was formerly the Treasurer of the State of Oregon, where he was responsible for the State’s then $14 billion investment program and the State’s then $7.5 billion in indebtedness and during which service he was elected Chairman of the Oregon Investment Council.  He also served for seven years as a Member of the Oregon House of Representatives.  From 1994 to 1995, Mr. Rutherford served as Director of Special Projects for Metallgesellschaft Corp., a multi-billion dollar international trading company.  From 1990 through 1993, Mr. Rutherford was President and a director of Societe Generale Touche Remnant Corporation (U.S.), an international asset management company.  From 1987 to 1990, Mr. Rutherford was President and Chief Executive Officer of ABD International Management Corporation, an international asset management company.  Mr. Rutherford formerly practiced law and served as Chief Executive Officer of a regional investment firm.  A U.S. Army veteran, Mr. Rutherford received a Bachelor of Science degree in History from the University of Oregon and an LL.B. from Harvard University Law School.

James M. Usdan currently serves as a consultant to Vision Care Holdings, LLC, a national retailer of eyeglasses and refractive surgery, after previously serving as President, Chief Executive Officer and a Director, in a turnaround management capacity during 2003 and 2004.  From 2001 to 2004, he served as the President and CEO for the successful restructuring and sale of Castle Dental Centers, Inc. (OTCBB:  CASL), a group dental practice management organization, also in a turnaround capacity.  From 1998 to 2001, Mr. Usdan was President and Chief Executive Officer of NextCARE Hospitals, Inc., a provider of long-term acute care hospital services.  From 1990 to 1998, he was President, Chief Executive Officer and a director of RehabCare Group Inc. (NYSE:  RHB), a provider of physical therapy, rehabilitation staffing and other staffing services.  Prior to joining RehabCare, Mr. Usdan was a founder and President and Chief Executive Officer of American Transitional Care, Inc. from 1987 to 1990.  During 1986 and 1987, he was Executive Vice President and Chief Operating Officer of Rehab Hospital Services Corporation, the rehabilitation subsidiary of National Medical Enterprises.  Mr. Usdan serves on the advisory boards of Maryville College and the Harvard School of Public Health.  He holds a Bachelor of Arts degree from Harvard College.

Board Recommendation; Vote Required

The Board of Directors recommends a vote FOR the election of each of its nominees for directors.  If a quorum is present, a plurality of the votes cast by the shares entitled to vote is required for the election of a director.  Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists but will have no effect on the determination of whether a plurality exists with respect to a given nominee.

Ratification of Selection of Independent Registered Public Accounting Firm
(Proposal II)

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as Metro One’s independent registered public accounting firm for the year ending December 31, 2005.  Deloitte & Touche LLP has served as our independent registered public accounting firm since 1995.  It is expected that representatives of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Board Recommendation; Vote Required

The Board has decided to ask the shareholders to ratify the selection and recommends that the shareholders vote FOR approval, although the selection of our independent registered public accounting firm is not required to be submitted to a vote of the shareholders.   If a quorum is present, the proposal will be adopted if the votes cast favoring the proposal exceed the votes cast opposing the proposal.  Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists but will have no effect on the results of the vote.

Principal Auditor Fees and Services

The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years:

Type of Fees	2004	2003
Audit Fees (1)	$392,500	$152,500
Audit Related Fees (2)	5,500	6,000
Tax Fees (3)	2,444	26,600
All Other Fees (4)	5,850	0
Total:	$406,294	$185,100

(1)                                  Represents the aggregate fees billed by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (“Deloitte & Touche”) for professional services rendered for the audit of our annual financial statements and for the review of the financial statements included in our quarterly reports. This amount also includes fees billed in the amount of $203,800 for attestation services related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)                                  Represents the aggregate fees billed by Deloitte & Touche for assurance and related services consisting primarily of certain compliance and advisory services.

(3)                                  Represents the aggregate fees billed by Deloitte & Touche for services related to tax compliance, tax advice and tax planning.

(4)                                  Represents the aggregate fees billed by Deloitte & Touche for all other services performed, primarily assistance with certain regulatory compliance matters.

All audit-related services, tax services and other services rendered by Deloitte & Touche were pre-approved by our Audit Committee to the extent required, which Committee concluded that the provision of those services was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Our Audit Committee has adopted a policy and procedure requiring approval before our independent registered public accounting firm can be engaged to perform audit or non-audit services.  The services can be pre-approved by our Audit Committee or by any member of our Audit Committee to whom authority for pre-approval has been delegated, provided that no member has authority to approve any non-audit services that are expected to result in fees for the engagement or during any calendar year of over $50,000, or that are expected to be completed after 12 months from the date of the engagement.  Any approvals by a member are reported to our Audit Committee, for informational purposes, at its next regular meeting.

Our Audit Committee may, on a quarterly basis, pre-approve non-audit services, provided that the description is sufficiently detailed in order that the Committee knows precisely what services it is being asked to pre-approve and can make a well-reasoned assessment of the impact of those services on our outside auditor’s independence.  Our Audit Committee receives quarterly reports on all services rendered and fees billed by our independent registered public accounting firm.

Shareholder Proposal

(Proposal III)

This proposal was submitted by Mark Latham, 1755 Robson Street, #469, Vancouver, British Columbia, Canada V6E 3B7, who is the owner of 11,000 shares of Metro One common stock.  The proposal is set forth below, along with our reasons for recommending a vote AGAINST the proposal.  We accept no responsibility for the accuracy of the proposal or the proponent’s supporting statement.

Proxy Advisor Proposal

“WHEREAS many shareowners lack the time and expertise to make the best voting decisions, yet prefer not to always follow directors’ recommendations, because of possible conflicts of interest;

WHEREAS shareowners have a common interest in obtaining sound independent advice, but often insufficient private interest to justify paying for it individually (the “free-rider” problem);

THEREFORE BE IT RESOLVED that Metro One Telecommunications, Inc. shareowners request the Board of Directors to hire a proxy advisory firm for one year, to be chosen by shareowner vote.  Shareowners request the Board to take all necessary steps to enact this resolution in time to hold the vote at the year-2006 shareowner meeting, with the following features:

•                  To insulate advisor selection from influence by Company’s management, any proxy advisory firm could put itself on the ballot by paying an entry fee, declaring the price (no more than $8,000) for advisory services for the coming year, and providing the address of a website describing their proposed services and qualifications.

•                  The winning candidate would be paid its declared price by the Company, and make advice freely available to all Company shareowners for the subsequent year, on all matters put to a shareowner vote except director elections.  (Advice on director elections is excluded to satisfy SEC rule 14a-8(i)(8)).

•                  Performance of the advisory firm would not be policed by Company’s management, but rather by gain or loss of the advisor’s reputation and future business.

•                  Brief summary advice could be included in the Company proxy, with references to a website and/or toll-free phone number for more detail.

•                  The decision of whether to hire proxy advisory firms in later years would be left open.

Supporting Statement

The proxy advisor would be paid with Company funds to give shareowners an independent professional opinion.  Independence would be further enhanced by having shareowners choose the proxy advisor.  This could also increase competition in the proxy advisory business, because new entrants could earn fees on a company-by-company basis, without covering thousands of companies.

Example of shareowners’ lack of time and expertise:  http://boards.fool.com/Message.asp?mid=19682916: “I tried to read the proxy statement, but I still don’t understand whether the change is shareholder friendly or not.”

Example of mistrust of directors’ recommendations:  Harris Poll, September 2003, at www.sec.gov/rules/proposed/s71903/gmcentee092403.pdf:  “Support for corporate management nominees is also mixed with majorities of shareholders having withheld support from a management nominee.”

The conflicts of interest among managers, directors and shareowners are described in Robert Monks and Nell Minow’s 1996 book Watching the Watchers, along with shareowners’ “free rider” and “rational ignorance” problems.

Articles discussing the company-pay system for proxy advice are on the Corporate Monitoring website at www.corpmon.com/publications.htm.”

Board Recommendation; Vote Required

The Board of Directors recommends a vote AGAINST this proposal for the reasons set forth below.

Our Board of Directors is committed to providing you, our shareholders, with useful voting recommendations and high quality information on which to make your voting decisions.  Our Board bases its recommendations on its knowledge of Metro One, its strategic plans for the business and input from management and well-qualified outside advisers.  We do not believe adding the advice of an unsupervised and possibly unqualified firm at our expense would assist us in achieving our strategic objectives or otherwise be in your best interests.

•                  This proposal calls for us to hire a proxy advisory firm without screening or review of the quality of the firm or its work product.  Even our independent registered public accounting firm is selected annually by a thorough review process of the Audit Committee of the Board of Directors.  We do not believe we would be fulfilling our responsibilities to you if we did not ensure that you are provided with high-quality information and well-informed recommendations.

•                  The proposal calls for the firm to be paid without regard to reasonableness of the compensation for the work performed.

•                  While the proposal purports to cap the fees paid to the selected advisory firm, we believe that the actual costs of the proposal could be greater.

•                  We do not believe we should provide an open forum in our proxy materials for an unknown and possibly unqualified firm.

•                  Shareholders have access to a wide variety of resources and opinions regarding the types of matters that are typically presented for shareholder vote.  Our Board believes that engaging a proxy advisory firm through the process described in the proposal is not beneficial to shareholders and is not a prudent use of corporate funds.

Accordingly, we do not believe that adoption of the proposal is in the best interests of Metro One or you, our shareholders.

The Board of Directors recommends a vote AGAINST this proposal.  If a quorum is present, the proposal will be adopted if the votes cast favoring the proposal exceed the votes cast opposing the proposal.  Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists but will have no effect on the results of the vote.

Corporate Governance

Composition of the Board of Directors

A majority of the directors are independent within the meaning of the Nasdaq Marketplace Rules.  Our independent directors are Messrs. Rutherford, Pringle, Usdan and Williams.

Director Nominations

Qualifications and Criteria for Candidates.  Our Corporate Governance Guidelines include criteria that apply to the screening and recommendation by our Corporate Governance and Nominating Committee of candidates to fill vacancies and to be nominated by the Board for election by our shareholders.  Under these criteria, candidates are considered on the basis of their integrity, experience, achievements, judgment, intelligence, understanding of Metro One’s business, and willingness to devote adequate time to fulfilling the responsibilities as a director.  In recommending a candidate, the Committee considers the Board’s overall balance of diversity of perspectives, backgrounds and experience—all in the context of an assessment of the perceived needs of the Board.

The Committee also seeks to ensure that at least a majority of the directors are independent under any applicable legal or regulatory standards, as well as the applicable listing standards of any market on which our stock is listed for trading.  In addition, the composition of our Board of Directors must be such that the members of the Audit Committee meet the financial literacy requirements under the applicable listing standards and at least one of the members of the Audit Committee qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

Process for Identifying and Evaluating Candidates.  Candidates may come to the attention of our Corporate Governance and Nominating Committee through current members of our Board of Directors or professional search firms.  In addition, the Committee will consider director candidates properly submitted by our shareholders or others.  Initially, the Committee will determine whether the candidates meet the requisite qualifications and criteria and have the specific qualities or skills being sought at that time.  The Committee evaluates the candidates by reviewing their biographical information and qualifications and checking their references.  Qualified candidates are then interviewed by one or more members of the Committee.  Depending on the outcome of these interviews, candidates may meet with the Chief Executive Officer and members of the Board and, using the input from such interviews and the information obtained, the Committee evaluates whether the prospective candidate is qualified to serve as a director and determines if he or she should be recommended to the Board.  Candidates recommended by the Committee are then presented to the Board for selection as nominees for election by shareholders or for election by the Board to fill a vacancy.  The Committee expects that a similar process will be used to evaluate candidates recommended by our shareholders.

Shareholder Recommendations of Candidates.  The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders.  Any such recommendations should be submitted in writing to the Committee c/o Secretary, Metro One

Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, within the time frame described in our bylaws as noted under the caption “Shareholder Proposals for 2006 Annual Meeting of Shareholders” below and should (a) include the candidate’s name and qualifications for membership on our Board of Directors, and (b) all information relating to such candidate that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including the candidate’s written consent to being named in the proxy statement as the nominee and to serving as a director if elected).  In addition, our bylaws permit shareholders to nominate candidates for election as directors at shareholder meetings.  To nominate a candidate for election, shareholders must give notice in accordance with our bylaws, which require that the notice be received by our Secretary within the time periods described under “Shareholder Proposals for 2006 Annual Meeting of Shareholders.”

Nominees for Election at the 2005 Annual Meeting.  Messrs. Pringle and Timmins, the nominees for election as Class I directors at the 2005 Annual Meeting, have served as directors of Metro One since 2003 and 1994, respectively.

Director Compensation

Generally, directors who are not employees receive $20,000 as an annual fee, $3,000 plus expenses for each meeting attended in person and $1,000 plus expenses for each Board meeting attended by telephone.  Committee chairpersons and committee members receive $1,000 and $750, respectively, for each meeting attended.  Mr. Rutherford also receives $3,000 per month, plus an additional $1,000 per meeting, for his service as Chairman of the Board.

Generally, directors who are not employees are granted non-qualified options to purchase 15,000 shares of common stock at the time of recruitment and 15,000 shares of common stock in October of each year, applicable to the coming year.  In July of each year, Mr. Rutherford, the non-employee Chairman of the Board, is also granted a non-qualified option to purchase 21,428 shares of common stock, applicable to the coming year.  All of these grants are vested and exercisable at the time of the grant and have exercise prices equal to the fair market value of our common stock on the date of grant.

Committees of Our Board of Directors

Our Board of Directors has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

Audit Committee.  The Audit Committee currently consists of Messrs. Pringle, Usdan and Williams, all of whom are independent within the meaning of the Nasdaq Marketplace Rules.  Mr. Pringle is the Chairman of this Committee.  Our Board of Directors has determined that Mr. Usdan satisfies the requirements for an “audit committee financial expert” pursuant to the rules adopted by the Securities and Exchange Commission.

The purpose of this Committee is to oversee the accounting and financial reporting processes of Metro One and audits of its financial statements.  This Committee operates under a written charter, which can be viewed in the Investor Relations section of our website at www.metro1.com.

Compensation Committee.  The Compensation Committee currently consists of Messrs. Pringle and Usdan, both of whom are independent within the meaning of the Nasdaq Marketplace Rules.  Mr. Usdan is Chairman of this Committee.

The purpose of this Committee is to assist the Board in the discharge of its responsibilities relating to executive officer and director compensation and to oversee incentive, equity-based and other compensatory plans in which officers and key employees of Metro One participate.  This Committee operates under a written charter, which can be viewed in the Investor Relations section of our website at www.metro1.com.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee consists of Messrs. Pringle and Rutherford, both of whom are independent within the meaning of the Nasdaq Marketplace Rules.  Mr. Rutherford is the Chairman of this Committee.

The purpose of this Committee is to identify individuals qualified to serve as directors, recommend to the Board of Directors nominees for election as directors, evaluate the Board’s performance, develop and recommend to the Board corporate governance guidelines and codes of ethics and conduct, and generally to provide oversight with respect to corporate governance and ethical conduct.  This Committee operates under a written charter, which can be viewed in the Investor Relations section of our website at www.metro1.com.

Attendance at Board, Committee and Shareholder Meetings

During 2004, the Board of Directors held six meetings.  Also, during 2004, the Audit Committee met four times, the Compensation Committee met twice, and the Corporate Governance and Nominating Committee met once.  Each incumbent director attended at least 75% of the aggregate of the total number of meetings held and the total number of meetings held by all committees of the Board on which he served during the period that he served.

Under our Corporate Governance Guidelines, directors are expected to attend our annual meetings of shareholders.  All of our directors attended our 2004 annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists, or in the past fiscal year has existed, between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

Codes of Conduct and Ethics

We have adopted a “Code of Business Conduct and Ethics” applicable to our employees, officers and directors and a “Code of Ethics” applicable to our Chief Executive Officer and our senior financial officers.  A copy of our Code of Business Conduct and Ethics and our Code of Ethics can be found in the Investor Relations section of our website at www.metro1.com or can be obtained by writing to Investor Relations, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007.

Shareholder Communications with the Board of Directors

Shareholders and other parties interested in communications directly with our Board of Directors, individual directors, non-management directors or the chairs of our committees may do so by mailing the communications to them in care of:  Corporate Secretary, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, OR 97007.  These communications may be submitted anonymously or confidentially.  Our Corporate Secretary will forward communications directed to specific directors or committee chairs to those individuals.  He will review all other communications and forward to the Board of Directors a summary and copies of those items that, in the opinion of our Corporate Secretary, deal with the functions of the Board or its committees or that he otherwise determines should be brought to the attention of the Board.  Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the chair of our audit committee.  Our Code of Business Conduct and Ethics also contains a procedure for anonymously bringing such matters to the attention of the Chairman of our Audit Committee.

Audit Committee Report

As part of its ongoing activities, the Audit Committee has:

•                  Reviewed and discussed with Metro One’s management and its independent registered public accounting firm, Deloitte & Touche LLP, Metro One’s audited financial statements for the year ended December 31, 2004;

•                  Reviewed and discussed with Metro One’s management and Deloitte & Touche LLP, management’s assertions regarding the effectiveness of internal control over financial reporting and the Deloitte & Touche LLP reports thereon for the year ended December 31, 2004;

•                  Discussed with Deloitte & Touche LLP the matters required to be discussed by Statements on Auditing Standards No. 61, “Communications with Audit Committees,” as amended;

•                  Received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with Deloitte & Touche LLP its independence; and

•                  Discussed with Metro One’s management and Deloitte & Touche LLP other matters and received such assurances from them as we deemed appropriate.

Management is responsible for Metro One’s system of internal controls and the financial reporting process.  Deloitte & Touche LLP is responsible for performing an independent audit of the financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and issuing its reports thereon.  Our Committee’s responsibility is to monitor and oversee these procedures.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited annual financial statements be included in Metro One’s Annual Report on Form 10-K for the year ended December 31, 2004.

The Audit Committee:
Roger L. Pringle, Chairman
James M. Usdan
David A. Williams

Compensation Committee Report

Compensation Philosophy.  The Compensation Committee of the Board of Directors, which is responsible for reviewing and evaluating the compensation of Metro One’s executive officers, approves and recommends to the Board of Directors compensation and award levels for executive officers.  With regard to compensation actions affecting Mr. Timmins, all of the members of the Board of Directors except for Mr. Timmins and Mr. Henry act as the approving body.

Metro One’s executive compensation program has been designed to:

•                  Support a pay-for-performance policy that is tied to corporate and individual performance;

•                  Motivate executive officers to achieve strategic business initiatives and reward them for their achievement;

•                  Provide compensation opportunities which are comparable to those offered by similarly-sized telecommunications and technology-based companies; and

•                  Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of common stock.

The executive compensation program is comprised of a base salary, performance bonuses and long-term incentive opportunities in the form of direct awards, sales of stock, or stock options, along with benefits offered to all Metro One employees.

Base Salaries.  The 2004 base salaries of Metro One’s executive officers were established by the Board of Directors effective January 2004, except for that of Mr. Timmins, which was established by employment contract effective January 2003.  In approving those salaries, the Compensation Committee considered information about salaries paid by companies of comparable size in the telecommunications outsourcing industry, individual performance, position, and internal comparability considerations.  While all of these factors were considered, the Compensation Committee did not assign specific weights to any of these factors.

Performance Bonuses.  As part of its philosophy of offering compensation packages that align compensation with business objectives and performance, Metro One provides for payment of cash bonuses to executive officers based upon achieving performance targets or strategic objectives.  In 2004, performance bonuses were awarded to certain executive officers based primarily on the substantial efforts they expended in connection with support and expansion activities related to our Infone® service.

Stock Plans.  The long-term, performance-based compensation of executive officers currently takes the form of awards under Metro One’s 2004 Stock Incentive Plan, which is designed to align a significant portion of the executive compensation program with long-term shareholder interests.  The plan permits the granting of several different types of stock-based awards, including grants of stock options and direct awards and sales of shares.  The Compensation Committee believes that equity-based compensation ensures that Metro One’s executive officers have a continuing stake in the long-term success of Metro One.  All options granted by Metro One have been granted with an exercise price greater than or equal to the market price of its common stock on the date of grant and, accordingly, will only have value if Metro One’s stock price increases.  In granting options or awarding or selling shares under the stock incentive plan, the Compensation Committee generally takes into account each executive’s performance, responsibilities, relative position and past grants.

Chief Executive Officer Compensation.  Metro One originally entered into an employment agreement with Mr. Timmins in 1995.  Effective as of January 1, 2003, Metro One entered into a new two-year employment agreement with Mr. Timmins which was in effect through December 31, 2004.  This agreement provided for an annual base salary of $180,000, reflecting a 10% voluntary reduction in the base annual compensation provided for in Mr. Timmins’ previous employment contract, and also provided for discretionary bonuses to be awarded based on factors determined and approved by the Board of Directors or the Compensation Committee.  In developing its recommendations regarding Mr. Timmins’ compensation, the Committee considered a number of factors, including analyses of compensation in similarly-sized companies in the telecommunications outsourcing industry, analyses of compensation levels in similar companies in Metro One’s local geographic area and Metro One’s revenue and net income results over the past several years.

Under the employment agreement, Mr. Timmins was granted certain indemnification rights.  In addition, the employment agreement prevented Mr. Timmins from competing with Metro One or soliciting the employment of other individuals employed by Metro One during Mr. Timmins’ employment under the agreement and for a period of one year thereafter.  Under the employment agreement, Mr. Timmins was prohibited from disclosing Metro One’s confidential information to outsiders during employment under the agreement and for a period of two years thereafter.

As of January 1, 2005, Mr. Timmins’ is compensated at a base rate of $162,000, reflecting a second voluntary 10% reduction on his part.

Significant Compensation.  As a result of changes to the Internal Revenue Code adopted in 1993, publicly held corporations generally are not permitted a federal income tax deduction for compensation to be paid to certain officers to the extent that such an officer’s compensation exceeds $1 million in a taxable year.  An exception may apply to certain performance-based payments that are approved in advance by a majority vote of the shareholders.  The Compensation Committee has not adopted any formal policy concerning the application of this limitation when an officer merits compensation in excess of the limitation.  The Compensation Committee will continue to review and monitor the issue.

The Compensation Committee:
James M. Usdan, Chairman
Roger L. Pringle

Management

Executive Officers

The following table sets forth certain information with respect to our executive officers:

Name	Age	Position With Metro One

Timothy A. Timmins	48	President, Chief Executive Officer and Director

Gary E. Henry	48	Executive Vice President, Chief Operating Officer, Secretary and Director

Karen L. Johnson	55	Senior Vice President – Corporate Development

James P. Liggett	43	Senior Vice President – Enterprise Marketing

Duane C. Fromhart	50	Senior Vice President, Chief Financial Officer

Information concerning Mr. Timmins and Mr. Henry is set forth under “Election of Directors – Nominees and Directors.”  The Board of Directors appoints the executive officers, who serve at the discretion of the Board.

Karen L. Johnson joined Metro One in 1993 and since 1998 has served as Senior Vice President – Corporate Development.  From 1993 to 1998, she served as Vice President – Controller.  From 1989 to 1993, she was the Financial Operations Manager for Care Medical Equipment, Inc. and Care Ambulance, Inc.  Ms. Johnson is a certified public accountant with a Bachelor of Arts degree from St. Olaf College and performed post-graduate work in accounting and business administration at Portland State University.

James P. Liggett joined Metro One in 2004 and serves as Senior Vice President – Enterprise Marketing.  From 2002 to the present, Mr. Liggett has been engaged in the ownership restructuring of The First National Bank in Utica, Nebraska.  His family has owned the bank since 1882.  Mr. Liggett has served on the bank’s board of directors for 22 years and as President and owner since 2003, although his role is part-time and he is an absentee owner.   From 2000 to 2003, he was Senior Vice President of Business Development for Qsent, Inc. a data reseller.  From 1995 to 2000, he was the Vice President of Sales for XO Interactive, a national interactive voice response and web services provider.  From 1991 to 1995, he served McCaw Cellular/AT&T Wireless Services in a variety of positions of increasing responsibility, ultimately, as Director of Sales and Marketing in Oregon.  From 1983 to 1991, he held a variety of positions with Procter & Gamble in Sales Management.  Mr. Liggett holds a Bachelor of Arts degree in History from the University of Kansas.

Duane C. Fromhart joined Metro One in 2000 and since July 2004 has served as Senior Vice President and Chief Financial Officer.  From April 2000 through June 2004 he served as

Vice President – Finance.  From 1996 to 2000, he served as Vice President and Controller of Analogy, Inc., a software development company.  From 1990 to 1996, he held various positions, including Manager, in the Audit and Business Advisory Services division of Arthur Andersen, LLP.  Mr. Fromhart is a certified public accountant with a Bachelor’s degree from Pacific Lutheran University and attended post-graduate studies in business and accounting at Portland State University.

Executive Compensation

The following table sets forth, for the years indicated, certain summary information concerning compensation of our Chief Executive Officer and our four other most highly paid executive officers whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2004.

Summary Compensation Table

				Long-Term Compensation
				Awards
				Restricted	Securities
	Annual Compensation			Stock	Underlying
Name and Principal Position	Year	Salary	Bonus	Award(s)	Options (#)

Timothy A. Timmins	2004	$180,000	$203,333	$0	0
President, Chief Executive Officer	2003	$180,551	$370,000	$0	50,000
and Director	2002	$200,384	$0	$0	0

Gary E. Henry	2004	$276,383	$153,617	$0	50,000
Executive Vice President, Chief	2003	$294,362	$101,000	$0	50,000
Operating Officer, Secretary and Director	2002	$314,020	$600	$0	50,000

Karen L. Johnson.	2004	$155,223	$17,500	$0	5,000
Senior Vice President – Corporate	2003	$158,241	$17,500	$0	5,000
Development	2002	$164,324	$7,500	$0	5,000

James P. Liggett	2004	$105,656	$58,094	$39,500	25,000
Senior Vice President – Enterprise	2003	$0	$0	$0	0
Marketing	2002	$0	$0	$0	0

Duane C. Fromhart	2004	$122,447	$40,497	$0	4,000
Senior Vice President, Chief Financial	2003	$111,936	$0	$0	2,500
Officer	2002	$113,525	$25,000	$0	3,500

Option Grants

During the year ended December 31, 2004, the following named executive officers were granted options to purchase common stock pursuant to Metro One’s 2004 Stock Incentive Plan.

Option Grants in 2004

	Individual Grants				Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term
	Number of	% of Total
	Securities	Options/
	Underlying	Granted to	Exercise or
	Options	Employees in	Base Price	Expiration
Name	Granted(#) (1)	Fiscal Year	($/Sh)	Date	5%	10%
Gary E. Henry	50,000	12.0%	$2.91	3/22/2014	$58,112	$178,718

Karen L. Johnson	5,000	1.2%	$2.91	3/22/2014	$5,811	$17,872

James P. Liggett	25,000	6.0%	$2.02	6/15/2014	$13,841	$51,953

Duane C. Fromhart	4,000	1.0%	$2.91	3/22/2014	$4,649	$14,297

(1)          The options were originally exercisable in quarterly increments over a four-year period, subject to early termination in the event of termination of employment, disability or death.  In March 2005, the Board of Directors accelerated the vesting of all the above listed stock options.

The following table provides information regarding exercises of options during 2004 and unexercised options held, as of December 31, 2004, by the named executive officers.

Option Exercises in 2004 and 2004 Year-End Option Values

Name	Shares Acquired On Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options At 2004 Year-End(#) Exercisable/ Unexercisable (1)	Value of Unexercised In-the- Money Options at 2004 Year-End (2) Exercisable/ Unexercisable
Timothy A. Timmins	0	$0	576,848 / 28,125	$0 / $0

Gary E. Henry	0	$0	264,798 / 84,375	$0 / $0

Karen L. Johnson	0	$0	124,261 /8,436	$0 / $0

James P. Liggett	0	$0	3,125 / 21,875	$0 / $0

Duane C. Fromhart	0	$0	49,254 /5,746	$0 / $0

(1)          In March 2005, the Board of Directors accelerated the vesting of all the above listed stock options.

(2)          Based on the market value of the underlying securities at year-end, less the exercise price.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information as of December 31, 2004, with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,028,103	$10.72	738,681
Equity compensation plans not approved by security holders	—	—	—
Total	3,028,103	$10.72	738,691

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers.  Such agreements require us, among other things, to indemnify our officers and directors under certain circumstances and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

Principal Shareholders

The following table shows certain information regarding the beneficial ownership of our common stock as of April 11, 2005 by the following:

•                  Each person we know to beneficially own more than 5% of the outstanding shares of our common stock;

•                  Each director;

•                  Each named executive officer; and

•                  All directors and named executive officers as a group.

Named Executive Officers, Directors and 5% Shareholders	Shares Beneficially Owned (1)		Percent of Class (1)

Fidelity Management & Research Company 82 Devonshire Street Boston, Massachusetts 01209	2,674,785	(2)	10.7%

Kenneth D. Peterson Jr. Columbia Ventures Corporation 203 SE Park Plaza Drive, Suite 270 Vancouver, WA 98684	2,612,000	(3)	10.5%

Timothy A. Timmins	680,985		2.7%

Gary E. Henry	360,961		1.4%

William D. Rutherford	339,565		1.4%

David Williams	210,001		*

James M. Usdan	166,950		*

Karen L. Johnson	132,997		*

Duane C. Fromhart	56,350		*

James P. Liggett	50,000		*

Roger L. Pringle	45,000		*

All directors and executive officers as a group (9 persons)	2,042,809		8.2%

*                 Less than one percent

(1)                      For purposes of this table, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting power and investment power with respect to shares.  We believe that, except as indicated in the other footnotes to this table, the persons listed above have sole investment and voting power with respect to their shares of common stock.  Applicable percentage ownership in the table is based on 24,984,026 shares of common stock outstanding as of April 11, 2005.  Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days of April 11, 2005 are considered outstanding for purposes of calculating the percentage owned by a person, but not for purposes of calculating the percentage owned by any other person.  The numbers of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days are as follows:  Timothy Timmins – 604,973; Gary Henry – 349,173; William Rutherford – 272,137; David Williams – 90,000; James Usdan – 135,000; Karen Johnson – 132,697; Duane Fromhart – 55,000; James Liggett – 25,000; Roger Pringle – 45,000.

(2)                      Based solely on information provided in a Schedule 13G/A, filed with the Securities and Exchange Commission on February 17, 2004.  Fidelity is a wholly-owned subsidiary of FMR Corp. and is a registered investment advisor acting for various investment companies who have the right to receive dividends or proceeds from the sale of the shares held.  According to the Schedule 13 G/A filing noted above, one of the investment companies, Fidelity Low Priced Stock Fund, was the beneficial owner of 2,469,785 shares, or approximately 10.0% of Metro One’s outstanding common stock as of the date of that filing.

(3)                      Based solely on information provided in a Schedule 13D/A, filed with the Securities and Exchange Commission on March 7, 2005.

Performance Graph

The following graph compares the cumulative total shareholder return on our common stock for the five-year period beginning December 31, 1999, and ending December 31, 2004, as compared with the cumulative total return on the Russell 2000 Index and our SIC Code Index (SIC Code 4899 – Communications Services).  We believe that our SIC Group Index provides a broad, appropriate and indicative representation of our cumulative shareholder return.

This graph assumes an investment of $100 on December 31, 1999 in each of our common stock, the Russell 2000 Index and our SIC Group Index, and assumes reinvestment of dividends, if any.  The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

Representation Of Data Points Used In The Performance Graph

	Metro One	SIC Code	Russell 2000
12/31/99	100.00	100.00	100.00
12/31/00	192.31	51.81	95.68
12/31/01	348.86	21.58	96.66
12/31/02	74.39	8.82	75.80
12/31/03	29.41	20.09	110.19
12/31/04	18.34	31.32	129.47

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our common stock and to furnish us with copies of all Section 16(a) forms they file.  To our knowledge, based solely on review of the copies of such reports furnished to us, we believe that, with the following exceptions, during fiscal year 2004 our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements except: a Form 3 report for James P. Liggett, executive officer, that was due by April 12, 2004 was not filed until April 15, 2004.

Other Business

The Board of Directors does not know of any matters other than those described in the notice of annual meeting that are to come before the meeting.  If any other matters are properly brought before the meeting or any adjournments or postponements of the meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters in accordance with their best judgment.

Shareholder Proposals
For 2006 Annual Meeting of Shareholders

Under Metro One’s bylaws, nominations for election to the Metro One Board of Directors and proposals for other business to be transacted by the Metro One shareholders at an annual meeting of shareholders may be made by a shareholder (as distinct from Metro One) only if the shareholder is entitled to vote at the meeting and has given Metro One’s secretary timely written notice that complies with the notice requirements of our bylaws.  In addition, business other than a nomination for election to the Board must be a proper matter for action under Oregon law and Metro One’s articles of incorporation and bylaws.  Among other requirements, the written notice must be delivered to Metro One’s secretary at Metro One’s principal executive offices by not less than 60 days and not more than 90 days prior to the date of the annual meeting.  However, if less than 60 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, the notice, to be timely, must be so delivered by the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.

Separate and apart from the required notice described in the preceding paragraph, rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act entitle a shareholder in certain instances to require Metro One to include that shareholder’s proposal (but not that shareholder’s nominees for director) in the proxy materials distributed by Metro One for its next annual meeting of shareholders.  Any shareholder of Metro One who wishes to present a proposal for inclusion in Metro One’s proxy solicitation materials for the 2006 annual meeting must set forth the proposal in writing, file it with Metro One’s secretary on or before January 5, 2006, and meet the other requirements for inclusion contained in the Securities and Exchange Commission’s shareholder proposal rules.

Cost of Solicitation

We will bear the cost of soliciting proxies.  In addition to use of the mail, proxies may be solicited personally or by telephone by our directors, officers and employees, who will not be additionally compensated for these activities.  Solicitation may be made personally, or by mail, facsimile, telephone, telegraph or messenger.  We will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from these beneficial owners.  We will reimburse these persons for their reasonable expenses incurred in that process.

Shareholders Sharing the Same Address

In accordance with notices previously sent to many shareholders who hold their shares through a bank, broker or other holder of record (a “street-name shareholder”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received.  This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs.  However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Shareholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (503) 643-9500.  The voting instruction sent to a street-name shareholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household.  If it does not, a shareholder who would like to make one of these requests should contact the Company as indicated above.

Additional Information

A copy of our annual report to shareholders for the fiscal year ended December 31, 2004 accompanies this proxy statement.  We are required to file an annual report on Form 10-K for our fiscal year ended December 31, 2004 with the Securities and Exchange Commission.  The Commission maintains a website, www.sec.gov, which contains reports, proxy statements, and certain other information filed electronically by us with the Commission.  Shareholders may obtain, free of charge, a copy of the Form 10-K, without exhibits, by writing to Investor Relations, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007 or visiting our website at www.metro1.com.

Metro One Telecommunications, Inc.
Proxy Form
Annual Meeting of Shareholders
June 16, 2005

This Proxy is solicited on behalf of the
Board of Directors of Metro One Telecommunications, Inc.

The undersigned shareholder of record of Metro One Telecommunications, Inc., an Oregon corporation (“Metro One”), hereby appoints Timothy A. Timmins and William D. Rutherford, or either of them (the “Proxies”), with full power of substitution, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders to be held at 3:30 p.m. on June 16, 2005, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon, 97007, or any adjournments or postponements thereof upon the matters listed herein, and in their discretion, upon such other matters as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless direction is given, this proxy will be voted “FOR” the election of each of the nominees listed in Proposal I as directors of Metro One, “FOR” ratification of the selection of the independent registered public accounting firm of Metro One as set forth in Proposal II, “AGAINST” the shareholder proposal as set forth in Proposal III, and in accordance with the discretion of the Proxies as to other matters. The undersigned hereby acknowledges receipt of Metro One’s Notice of Annual Meeting and Proxy Statement dated April 29, 2005 and hereby revokes any proxy or proxies previously given.

VOTE BY INTERNET - www.proxyvote.com
11200 MURRAY SCHOLLS PLACE BEAVERTON, OR 97007

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717

If you would like to reduce the costs incurred by Metro One Telecommunications, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to Metro One Telecommunications, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

123,456,789,012.00000
000000000000
A/C	1234567890123456789

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
	METRO1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

METRO ONE TELECOMMUNICATIONS, INC.		02		0000000000	215377729205

I	Election of Directors of the Company.		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Class I Directors
	01) Timothy A. Timmins		☐	☐	☐
02) Roger L. Pringle

Vote On Proposals						For	Against	Abstain

II. To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm of Metro One for the year ending December 31, 2005.						☐	☐	☐
						☐	☐	☐
III. Shareholder proposal regarding hiring of proxy advisory firm.

IV. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

Please sign below exactly as your name appears on this Proxy Form. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Form, please sign and return all such cards in the accompanying envelope.			Yes	No		AUTO DATA PROCESSING INVESTOR COMM SERVICES
ATTENTION:
Please indicate if you plan to attend this meeting			☐	☐		TEST PRINT
51 MERCEDES WAY
Please sign, date and return this Proxy Form today in the enclosed, pre-addressed envelope, which requires no postage, if mailed in the U.S.A.						EDGEWOOD, NY 11717

123,456,789,012 59163F105
Signature [PLEASE SIGN WITHIN BOX]	Date		P15738		Signature (Joint Owners)	Date	22